Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David T. Mitchell, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fabrinet for the fiscal quarter ended March 25, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Fabrinet.

	By:	/s/ DAVID T. MITCHELL

Date: May 3, 2016	Name:	David T. Mitchell
	Title:	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

I, Toh-Seng Ng, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fabrinet for the fiscal quarter ended March 25, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Fabrinet.

	By:	/s/ TOH-SENG NG

Date: May 3, 2016	Name:	Toh-Seng Ng
	Title:	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)